Exhibit 99.1

COTY INC. PRICES $500 MILLION OF SENIOR SECURED NOTES

NEW YORK—(BUSINESS WIRE)—November 22, 2021— Coty Inc. (NYSE: COTY) (“Coty”) today announced the pricing of $500 million of 4.750% senior secured notes due 2029 (the “Notes”) issued by Coty and its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (the “Co-Issuers” and collectively with Coty, the “Issuers”). Coty will receive gross proceeds of $500 million in connection with the offering of the Notes. The offering is expected to close on November 30, 2021, subject to customary closing conditions.

The Notes will be senior secured obligations of the Issuers and will be guaranteed on a senior secured basis by each of Coty’s subsidiaries (other than the Co-Issuers) that guarantee, and will be secured by first priority liens on the same collateral that secures, Coty’s obligations under the existing senior secured credit facilities and under the existing senior secured notes. The Notes and the guarantees will be equal in right of payment with all of the Issuers’ and the guarantors’ respective existing and future senior indebtedness and will be effectively pari passu with all of the Issuers’ and the guarantors’ respective existing and future indebtedness that is secured by a first priority lien on the collateral, including the existing senior secured credit facilities and the existing senior secured notes, to the extent of the value of such collateral.

Coty intends to use the net proceeds from the offering to repay all of the euro-denominated loans outstanding under Coty’s existing senior secured “term A” credit facility and a portion of the amount outstanding under its senior secured revolving credit facility due April 2023 and to pay any related premiums, fees and expenses thereto.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, and skin and body care. Coty is the global leader in fragrance, and number three in color cosmetics. Coty markets, sells and distributes the products in approximately 130 countries and territories. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the Issuers’ offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Issuers’ ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to Coty, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

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For Information Contact:

Investor Relations

Olga Levinzon

212-389-7733

Olga_Levinzon@cotyinc.com

Media

Antonia Werther

+31 621 394495 917-754-8399

Antonia_Werther@cotyinc.com